Exhibit 99.1

GeoMet Announces First Quarter 2007 Results

Houston, Texas – May 10, 2007 – GeoMet, Inc. (NASDAQ: GMET) (“GeoMet” or the “Company”) today announced financial and operating results for its first quarter ended March 31, 2007.

For the quarter ended March 31, 2007, GeoMet incurred a net loss of $(1.0) million or $(0.03) per fully diluted share as compared to a profit of $7.2 million, or $0.22 per fully diluted share for the same period in 2006. During both periods, net income or loss was impacted by unrealized gains or losses from the change in the market value of its derivative contracts. In the current quarter, the Company experienced an unrealized loss from such derivative contracts of $4.6 million ($3.2 million after income taxes) as compared to a unrealized gain of $9.1 million ($5.1 million after income taxes) for the same period in 2006.

EBITDA was $1.5 million for the quarter as compared to $15.5 million in the same period of 2006. Adjusted EBITDA for the quarter decreased 7% to $6.2 million compared to $6.6 million for the prior year period, which benefited from 11% higher natural gas price realizations (including the impact of realized hedging gains and losses). EBITDA and Adjusted EBITDA are non-GAAP measures; refer to the reconciliation of net income to EBITDA and of EBITDA to Adjusted EBITDA which is attached.

Net gas sales volumes for the quarter were 19 million cubic feet per day, a 26% increase compared to the first quarter of 2006. Average natural gas prices, adjusted for realized hedging gains or losses, were $7.68 per Mcf during the first quarter 2007 versus $8.64 for the same period in 2006. Excluding the impact of hedging, average natural gas prices during the quarter decreased by $2.13 per Mcf compared to the prior year period to an average of $6.95 per Mcf.

Capital expenditures incurred during the quarter ended March 31, 2007 were $18.0 million compared to $14.1 million for the prior year period.

Conference Call Information

GeoMet will hold its quarterly conference call to discuss first quarter 2007 results on Friday, May 11, 2007 at 10:00 a.m. Central Time. To participate, dial (888) 571-8168 a few minutes before the call begins. Please reference GeoMet Inc. conference ID 8403935. The call will also be broadcast live over the Internet from the Company’s website at www.geometinc.com. A replay of the conference call will be available approximately two hours after the end of the call through Friday, May 18, 2007. To access the replay, dial (800) 642-1687 and reference conference ID 8403935. In addition, the web cast will also be archived on the Company’s website.

About GeoMet, Inc.

GeoMet, Inc. is an independent energy company engaged in the exploration for and development and production of natural gas from coal seams (“coalbed methane” or “CBM”). Our principal operations and producing properties are located in the Cahaba Basin in Alabama and the Central Appalachian Basin in West Virginia and Virginia. We also control additional coalbed methane and oil and gas development rights, principally in Alabama, British Columbia, Colorado, Louisiana, Virginia, and West Virginia.

For more information please contact Stephen M. Smith at (713) 287-2251 or ssmith@geometcbm.com or visit our website at www.geometinc.com.

Forward Looking Statements Notice

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are our estimate of the sufficiency of our existing capital sources, our ability to raise additional capital to fund cash requirements for future operations, the uncertainties involved in estimating quantities of proved oil and natural gas reserves, in prospect development and property acquisitions and in projecting future rates of production, the timing of development expenditures and drilling of wells, and the operating hazards attendant to the oil and gas business. In particular, careful consideration should be given to cautionary statements made in the various reports the Company has filed with the Securities and Exchange Commission. GeoMet undertakes no duty to update or revise these forward-looking statements.

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GEOMET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2007	2006
Gas sales	$11,848	$12,311
Gas marketing	8,542	—
Other fees and other	292	—

Total Revenues	20,682	12,311
Expenses:
Purchased gas	8,432	—
Total production expenses	5,162	4,186
Depreciation, depletion and amortization	2,075	1,834
Research and development	—	69
General and administrative	2,276	1,020
Realized (gains) losses on derivative contracts	(1,246)	596
Unrealized (gains) losses on derivative contracts	4,574	(9,074)

Total operating expenses	21,273	(1,369)

Income (loss) from operations	(591)	13,680
Other expenses & interest, net	(897)	(866)
Income tax expense (benefit)	(462)	5,651

Net income (loss)	$(1,026)	$7,163

Net income (loss) per share - basic	$(0.03)	$0.23
Net income (loss) per share - diluted	$(0.03)	$0.22
Weighted average shares outstanding - basic	38,682	31,707
Weighted average shares outstanding - diluted	38,682	32,902

GEOMET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31, 2007	December 31, 2006
Assets:
Current assets	$11,993	$17,316
Properties and equipment, net	331,776	315,873
Other assets	995	2,006

Total assets	$344,764	$335,195

Liabilities and stockholders’ equity
Current liabilities	$14,232	$18,940
Long-term debt	74,816	60,832
Other long-term liabilities	46,462	45,415

Total liabilities	135,510	125,187
Total stockholders’ equity	209,254	210,008

Total liabilities and stockholders’ equity	$344,764	$335,195

GEOMET, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands)
	Three Months Ended March 31,
	2007	2006
Net cash provided by operating activities	$3,982	$10,504

Net cash used in investing activities	(18,078)	(13,037)

Net cash provided by financing activities	14,012	3,270

Effect of exchange rates changes on cash	(33)	(12)

Increase (decrease) in cash and cash equivalents	(117)	725

Cash and cash equivalents at beginning of period	1,414	615

Cash and cash equivalents at end of period	$1,297	$1,340

GEOMET, INC.

OPERATING STATISTICS

	Three Months Ended March 31,
	2007	2006
Net Sales Volume
Total (Bcf)	1.7	1.4
Daily Average (Mcf)	18,954	15,071

Average natural gas price	$6.95	$9.08
Differential to NYMEX (1)	$0.18	$0.12
Average natural gas price - realized (2)	$7.68	$8.64

Expenses ($ per Mcf)
Lease operating costs	$1.98	$2.09
Transportation costs	$0.50	$0.36
Compression costs	$0.38	$0.43
Production taxes	$0.16	$0.21

Total Production Costs	$3.02	$3.09

(1) The difference between the average natural gas price for the period, before the impact of hedging, and the final average settlement price for natural gas contracts on the New York Mercantile Exchange (“NYMEX”) for each month during the applicable period weighted by gas sales volumes

(2) Average realized price includes the effects of realized gains or losses on derivative contracts

GEOMET, INC.

OPERATING STATISTICS

Pond Creek Field

	Three Months Ended March 31,
	2007	2006
Net Sales Volume
Total (Bcf)	1.1	0.9
Daily Average (Mcf)	11,850	9,661

Expenses ($ per Mcf)
Lease operating costs	$1.67	$1.59
Transportation costs	$0.80	$0.56
Compression costs	$0.38	$0.48
Production taxes	$0.02	$0.02

Total Production Costs	$2.87	$2.65

GEOMET, INC.

OPERATING STATISTICS

Gurnee Field

	Three Months Ended March 31,
	2007	2006
Net Sales Volume
Total (Bcf)	0.5	0.4
Daily Average (Mcf)	6,002	4,134

Expenses ($ per Mcf)
Lease operating costs	$2.93	$3.92
Transportation costs	$—	$—
Compression costs	$0.47	$0.47
Production taxes	$0.42	$0.52

Total Production Costs	$3.82	$4.91

Geomet, Inc.

Consolidated Hedge Position

For Periods Subsequent to March 31, 2007

	Three-Way Collars
	Quantity MMBtu/mo.	Cap $/MMBtu	Floor $/MMBtu	Floor Phase-out $/MMBtu	Protection (1) $/MMBtu
Summer 2007	1,712,000	$10.50	$7.38	$5.75	$1.63
Winter 2007/2008	1,216,000	$14.80	$9.00	$6.00	$3.00
Summer 2008	1,712,000	$10.50	$7.00	$5.00	$2.00

	Traditional Collars
	Quantity MMBtu/mo.	Cap $/MMBtu	Floor $/MMBtu
Summer 2007	856,000	$9.75	$7.50
Winter 2007/2008	608,000	$11.25	$8.25

(1)	Protection is the difference between the Floor (a bought put) and the Floor Phase-out (a sold put). This protection remains a constant and fixed price enhancement as prices decline below the Floor Phase-out.

Note: Summer - April through October and Winter - November through March.

GeoMet, Inc.

Reconciliation of EBITDA and ADJUSTED EBITDA to NET INCOME (LOSS)

($000)

	Three Months Ended March 31,
	2007	2006
Net Income (loss)	$(1,026)	$7,163

Add: Interest expense, net of interest income and amounts capitalized	868	852

Add (Deduct): Other expense (income) loss	29	13

Add (Deduct): Expense (benefit) for income taxes	(462)	5,652

Add: Depreciation, depletion and amortization	2,075	1,834

EBITDA	1,484	15,514

Add (Deduct): Unrealized losses (gains) on derivative contracts	4,574	(9,074)

Add: Stock based compensation	81	103

Add: Accretion expense	51	85

Adjusted EBITDA	$6,190	$6,628

The table above reconciles net income (loss) to EBITDA and ADJUSTED EBITDA. EBITDA is defined as net income before net interest expense, other non-operating income or losses, income taxes, depreciation, depletion and amortization, and minority interest. ADJUSTED EBITDA is defined as EBITDA before unrealized losses (gains) on derivative contracts, stock-based compensation and accretion expense. Although EBITDA and ADJUSTED EBITDA are not measures of performance calculated in accordance with generally accepted accounting principles (GAAP), management believes that it is useful to GeoMet and to an investor in evaluating our company because it is a widely used measure to evaluate a company’s operating performance.